UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 28, 2012

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In an at-large election concluded on November 28, 2012, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) elected incumbent public interest nonmember independent director Robert F. Nielsen and incumbent nonmember independent director Melinda Guzman to new terms on the Bank's board. In addition, the participating California members of the Bank elected Richard A. Heldebrant (President and Chief Executive Officer, Star One Credit Union, Sunnyvale, California) and Simone Lagomarsino (President and Chief Executive Officer, Heritage Oaks Bank, Paso Robles, California) to serve on the Bank's board as California member directors. The term for each of these positions is four years, beginning January 1, 2013, and ending December 31, 2016. The Bank's board appoints directors to its committees in January each year.

On November 30, 2012, the Bank's Board selected Reginald Chen to fill a vacant member director position on the Board, effective immediately. The director position, currently allocated to California, has a term ending December 31, 2013. Mr. Chen is a Director of Banamex USA, Century City, California.

Compensation to Mr. Chen for his service on the Bank's Board during 2012 will be in accordance with the Bank's 2012 Board of Directors Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results and the selection of Reginald Chen to the Bank's Board. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Bank's 2012 director elections were conducted by mail. No in-person meeting of the members was held. In the at-large election concluded on November 28, 2012, one candidate, incumbent public interest nonmember independent director Robert F. Nielsen, was nominated to run for the public interest nonmember independent director position and one candidate, incumbent nonmember independent director Melinda Guzman, was nominated to run for the other nonmember independent director position. Out of 375 institutions eligible to vote in the at-large election, 233 participated. For the public interest nonmember independent director position, 4,579,249 votes were cast, of which Mr. Nielsen received 4,579,249 votes (representing 44.67% of total eligible voting shares). For the other nonmember independent director position, 4,535,307 votes were cast, of which Ms. Guzman received 4,535,307 votes (representing 44.24% of total eligible voting shares). Both Mr. Nielsen and Ms. Guzman were elected.

Institutions eligible to vote in the 2012 California member director election nominated 11 candidates for the two California member director positions to be filled in the 2012 California member director election. Out of these 11 candidates, Richard A. Heldebrant and Simone Lagomarsino were elected. Out of 322 institutions eligible to vote in the 2012 California member director election, 210 participated, casting a total of 10,609,276 votes, of which Mr. Heldebrant received 2,746,165 votes and Ms. Lagomarsino received 2,715,498 votes. The table below shows the number of votes that each candidate received in the 2012 election for the two California member director positions:

Name	Member	Votes
Stephen G. Andrews	President and Chief Executive Officer Bank of Alameda, Alameda, CA	1,189,981
Jimmy D. Black	President First National Bank of Northern California, South San Francisco, CA	168,996
Douglas J. Bystry	President and Chief Executive Officer Clearinghouse CDFI, Lake Forest, CA	63,162
Kirk S. Colburn	Executive Vice President and Chief Operating Officer Partners Bank of California, Mission Viejo, CA	330,615
Steven R. Gardner	President and Chief Executive Officer Pacific Premier Bank, Costa Mesa, CA	1,817,641
Stephen H. Gordon	Chairman and Chief Executive Officer Opus Bank, Irvine, CA	590,569
Todd Harris	Chief Financial Officer and Chief Administrative Officer Technology Credit Union, San Jose, CA	944,461
Richard A. Heldebrant (elected)	President and Chief Executive Officer Star One Credit Union, Sunnyvale, CA	2,746,165
Alan R. Hoffman	Senior Vice President and Chief Financial Officer Century Housing Corporation, Culver City, CA	28,006
Simone Lagomarsino (elected)	President and Chief Executive Officer Heritage Oaks Bank, Paso Robles, CA	2,715,498
Stephen J. Peelor	Senior Vice President, Strategy and Innovation Century Housing Corporation, Culver City, CA	14,183

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release, dated November 30, 2012, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: December 3, 2012	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer